OTC: PCGC

PCGC

PEAKCART CORP GROUP

AI-Powered International FMCG Group

The Bridge Between Global Premium Brands and Asia's Rising Consumer Economy.

www.peakcartcorp.com

PCGC

Investment Highlights

Proven Track Record.
Scalable Platform. Global Opportunity.

PCGC is a cross-border commerce leader combining deep market expertise with proprietary technology to deliver sustainable growth and long-term value.

15+

YEARS

Operating in cross-border consumer goods between the US and Greater China

6

ASIAN MARKETS SERVED TODAY

- Mainland China
- Hong Kong
- Taiwan
- Vietnam
- Malaysia
- Indonesia

150+

BRAND PARTNERSHIPS

Sourced from the US, EU, and Australia

PROPRIETARY

AI COMMERCE PLATFORM

PEAK 1 ONE

(peak1one.com)

Live since 2025

38%

YoY REVENUE GROWTH

IN FY 2025

LISTED ON OTC MARKETS

PCGC

With a stated path toward NASDAQ up-listing

PCGC

Our Vision

Find the world's best products — wherever they are made.

Bring them to Asian consumers — wherever they live.

Source

Identify world-class premium products at origin

Bridge

Connect global brands to Asia's rising consumers

Enrich

Improve health, longevity and family wellbeing

Scale

Build the AI-driven distribution backbone of Asia

PCGC

Our Journey

2010 – 2014
Founding

Helped US sports nutrition brands enter China via early cross-border e-commerce.

2015 – 2019
Expansion

Added health supplements & infant formula portfolio from the US and Europe.

2020 – 2022
Liquor & Wine

Introduced premium US, EU and Australian liquor & wine brands to Greater China.

2022 – 2024
Deep Penetration

Scaled core brands into China's top e-commerce and offline retail channels.

2024
SEA Entry

Established distribution networks in Malaysia, Indonesia, Vietnam and Taiwan.

2025 – 2026
AI Platform

Launched peak1one.com – a proprietary AI engine for sourcing & consumer analytics.

2026 →
Scale

Full AI-driven distributor across 6 Asian markets, with 100+ premium brands.

PCGC

What We Do

Four categories. One philosophy:

products that make life healthier and happier.

Sports Nutrition
Protein, Performance, Recovery

Health Supplements
Vitamins, Longevity, Immunity

Infant & Family Nutrition
Premium formula, Child wellness

Premium Beverages
Functional drinks, Wine & Spirits

Revenue mix (FY 2025)



27%
Health Supplements
31%
Sports Nutrition
21%
Premium Beverages
17%
Infant & Family Nutrition

PCGC

Global Operations

United States (HQ)

Corporate strategy, AI engineering, Global sourcing

Hong Kong

Greater China operations — Mainland, HK, Macau, Taiwan

Kuala Lumpur

Southeast Asia operations — Malaysia, Indonesia, Vietnam

- Sourcing network: US, EU, Australia
- Established customs clearance and bonded warehousing in every Asian market we serve
- Local distributor partnerships in each country



US-headquartered company built for Asia.

PCGC

Asia: The World's Consumer Engine

1.85B
people across our 6 markets

$2.4T
Asia-Pacific premium consumer goods market by 2028E

- China — 1.41B people, the world's second-largest consumer market
- Indonesia — 278M, with the fastest-growing middle class in SEA
- Vietnam — 100M, premium-goods imports growing at double digits annually
- Malaysia, Taiwan, Hong Kong — High-income premium-product hubs

Retail market size by country

(USD B, company estimates)



China
1600
Indonesia
250
Vietnam
95
Malaysia
90
Taiwan
85
Hong Kong
70

PCGC

Category Tailwinds

We sit at the intersection of three of Asia's fastest-growing premium categories.

CATEGORY	2024 SIZE	2028E	CAGR (E)
Asia-Pacific dietary supplements	~$64B	~$95–105B	~9–10%
Asia-Pacific sports nutrition	~$12B	~$20–22B	~12–13%
Asia-Pacific premium beverages	~$145B	~$210–215B	~8%

Hong Kong–China cross-border premium imports growing at ~15–20% annually



Market Size (USD Billion)
250
200
150
100
50
0
145
210–215
64
95–105
12
20–22
2024
2025
2026E
2027E
2028E
Asia-Pacific dietary supplements
Asia-Pacific sports nutrition
Asia-Pacific premium beverages

PCGC

Business Model

Source
Identify world-class premium products

Import
Ensure quality, compliance and efficiency

Sell
Distribute across multiple channels

Optimize
Leverage data and AI to drive growth

Revenue streams (FY 2025):


4%
34%
62%

- Brand Distribution (B2B wholesale): 62%
- E-Commerce Operations (D2C): 34%
- AI & Data Services & Others: 4%

Channel reach:

- Cross-border platforms: D2C-Tmall Global/PDD/TikTok, B2B-JD Worldwide/Shopee/Lazada
- SEA markets: Singapore, Malaysia, Vietnam
- Offline: premium supermarkets, specialty retail
- Local distributor network in each country

PCGC

Brand Portfolio

150+ premium brands under contract across four categories

Sports Nutrition

- ON
- RULE 1
- JNX SPORTS
- MUTANT
- PVL
- Dymatize

Health Supplements

- GNC LIVE WELL
- Healthy Care Australia
- life-space
- NATURE'S BOUNTY

Infant & Family Nutrition

- Abbott *Life. To the fullest.*
- a2
- babybio

Premium Beverages

- Hennessy COGNAC
- RÉMY MARTIN FINE CHAMPAGNE COGNAC
- MARTELL COGNAC
- OPUS ONE
- The MACALLAN HIGHLAND SINGLE MALT SCOTCH WHISKY
- SINGLE MALT SCOTCH WHISKY THE BALVENIE
- Château Mouton Rothschild
- CHATEAU MARGAUX GRAND VIN 1996 PREMIER GRAND CRU CLASSE
- DOMAINES BARONS DE ROTHSCHILD

PCGC

E-Commerce & Channel Mix

FY 2025 GMV mix:

Tmall Global/PDD	23%
Douyin / TikTok Shop	11%
JD Worldwide	22%
Singapore	19%
Malaysia	14%
Vietnam	7%

Plus:

offline coverage through pharmacy chains, premium supermarkets, and specialty retail in every market we serve.

FY 2025 GMV MIX



34%
22%
19%
14%
7%
4%
0%
20%
40%
60%
80%
100%

TMALL GLOBAL 23%

TikTok 11%

JD Worldwide 22%

19%

14%

7%

PCGC

AI Strategy

A proprietary AI agent stack built at US HQ and deployed across our Asian operations.

PEAK 1 ONE

OPERATING IMPACT

- New-market launch compressed from 6–9 months → **3–4 weeks** (internal benchmark)
- Peak1one.com is the consumer-facing storefront, AI-curated by market.

AI AGENT STACK

Market Analyst
Category sizing, competitor intelligence, whitespace mapping

Consumer Insight
Sentiment, demand signals, trend forecasting by market

Campaign
Creative production, media buying, conversion optimization

CRM
Segmentation, retention, LTV uplift

US HQ

Asian operations

PCGC

Financial Highlights

REVENUE TREND
(USD)


CAGR: 48.8%
$7.69M
$11.52M
$14.5M
$18.95M
FY2022
FY2023
FY2024
FY2025

REVENUE MIX BY CATEGORY(FY 2025)


17%
27%
21%
31%

GROSS MARGIN BY CATEGORY

Health Supplements	25.8%
Sports Nutrition	16.7%
Infant & Family Nutrition	10.3%
Premium Beverages	7.6%

EBITDA / NET INCOME TRAJECTORY
(USD)


Net Income
EBITDA
$0.38M
$0.6M
$0.84M
$1.27M
$0.34M
$0.57M
$0.8M
$1.18M
FY2022
FY2023
FY2024
FY2025

CASH POSITION
(USD)

Cash & Cash Equivalents	$1.33M

BALANCE SHEET SUMMARY
(USD)

	FY2025 Outlook
Total Assets	$ 8.29M
Total Liabilities	$ 1.29M
Total Equity	$ 6.99M
Net Debt	$-1.26M

PCGC

Go-Forward Strategy

Disciplined execution.
Sustainable growth. Lasting impact.

2026 — Scale peak1one.com across all 6 active markets

2027 — Strategic M&A: Distributors and DTC brands

2028 — Launch PeakCart house-brand portfolio (health & beverage)

2029 — Expand to Japan, Korea, Thailand → 9 Asian markets

2030 — AI as the core decision engine across selection, pricing, and customer service

Why Invest Now

A differentiated platform built for scalable growth in Asia-Pacific's premium consumer boom.

INVESTING FOR OUTSIZED RETURNS

$2.4T

Asia-Pacific premium consumer market by 2028E

8–13% CAGRs

across our categories (company estimates)

01 Macro tailwind

~$2.4T Asia-Pacific premium consumer market by 2028E, 8–13% CAGRs across our categories (company estimates).

02 Proven operator

15 years of category and channel execution, not a startup story.

03 AI moat

peak1one.com compresses go-to-market by 5–10× versus traditional distributors.

04 Diversified base

4 categories, 6 markets, 150+ brands, no concentration risk.

05 Capital allocation plan

disciplined M&A, equity stakes, house brands.

06 Public-market access

OTC: PCGC today, Nasdaq up-listing under evaluation.

PCGC

MANAGEMENT TEAM

EXPERIENCE. VISION. EXECUTION.



Founder & CEO

MAGGIE GUO

15+ years in US–China cross-border consumer goods



CFO

ROGER WOO

Hong Kong & US-listed public-company finance experience



Chief AI Officer (US HQ)

MICHAEL LI

Leads AI-driven analytics and intelligent infrastructure for PCGC.



President, Greater China (HK)

FEI CHEN

Former senior executive in cross-border e-commerce; 10+ years in premium FMCG



President, Southeast Asia (KL)

EASON YI

Former marketplace executive; SEA distribution specialist

PCGC

Contact

PeakCart Corp | OTC: PCGC

www.peakcartcorp.com

info@peakcartcorp.com

ir@peakcartcorp.com

US Headquarters | Hong Kong | Kuala Lumpur



PCGC

Thank you

AN INVITATION TO PARTNER

We invite you to build the future of Asia's premium consumer market with us.

CORPORATE	PLATFORM	INVESTOR RELATIONS	OFFICES
PeakCart Corp	**AI E-Commerce Engine**	**IR Inquiries**	**Three Continents**
www.peakcartcorp.com	peak1one.com	ir@peakcartcorp.com	US HQ · Hong Kong · Kuala Lumpur